UNITED STATES

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SandRidge Energy, Inc.

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The following is a press release issued by SandRidge Energy, Inc. on January 25, 2013. The press release was also posted to the “Press Releases” section of www.supportsandridge.com.

The Independent Members of the SandRidge Energy, Inc. Board of Directors

Respond to Related Party Allegations

OKLAHOMA CITY, Jan. 25, 2013 /PRNewswire/ — SandRidge Energy, Inc. (NYSE: SD) today released the following statement on behalf of its Board of Directors.

TPG-Axon Group has made allegations in public statements concerning certain activities of our Chairman and Chief Executive Officer, Tom Ward, and questioning the Board’s oversight of those activities. Specifically, TPG-Axon claims that Mr. Ward and WCT Resources, LLC, an independent oil and gas company, have engaged in “front running” and “flipping” leasehold interests to the Company. TPG-Axon also notes that WCT Resources actively competes with the Company in its Mississippian Lime play. Mount Kellett Capital Management LP has also voiced its concern regarding the allegations made by TPG-Axon. The Board has reviewed issues related to these allegations several times over the Company’s history and has found no wrongdoing to have taken place.

WCT Resources was formed in 2002 by irrevocable trusts established in 1989 for the benefit of Mr. Ward’s children, all of whom are adults. The management of WCT Resources is vested entirely in managers, including Mr. Ward’s son, who are independent from the Company and have no access to non-public information concerning the Company’s land and mineral acquisition programs. Mr. Ward has no control over the trusts or WCT Resources and does not participate in its management, operations or business. Thus, contrary to TPG-Axon’s assertions, neither the Company nor Mr. Ward has the power to “allow” WCT Resources to engage in any business regardless of whether it competes with the Company. As an ongoing business not controlled by the Company or Mr. Ward, WCT Resources is free to engage in whatever commerce it deems suitable wherever it chooses.

Transactions between WCT Resources and the Company have occurred rarely, involve less than one-quarter of one percent of the acreage leased by the Company in the Mississippian play and have been reviewed and approved in advance by disinterested Board members. The Company maintains and enforces a written policy that requires material related party transactions to be reviewed and approved by disinterested members of the Board. In connection with enforcing that policy, and meeting certain disclosure requirements of the Securities and Exchange Commission, disinterested members of the Board have thoroughly reviewed and approved transactions between the Company and WCT Resources and other related party transactions disclosed in the Company’s public filings.

TPG-Axon goes to great lengths to establish that WCT Resources owns leasehold acreage adjacent to acreage held by the Company. Given the Company’s vast acreage holdings in the Mississippian play, which include interests in over 7,500 sections covering nearly five million acres in 30 counties throughout an area that encompasses approximately 17 million acres, this is an entirely unremarkable fact. Virtually all companies active in the play are likely to have some interests that could be characterized as adjacent to the Company’s holdings.

TLW Land & Cattle LP, an entity in which Mr. Ward has an ownership interest, has owned significant ranch land and other surface acreage in Oklahoma and Kansas, and associated mineral rights, for many years. All of the mineral interests owned by such entity were acquired as part of the purchase of ranch land or other surface acreage. The acquisition of this property took place over a long period beginning well before the formation of SandRidge. Substantially all of this property was acquired prior to 2009, over a year before SandRidge had active operations in the areas at issue and before the emergence of the Mississippian play as a viable onshore resource play. Mr. Ward disclosed these longtime business interests to the Board early in the Company’s history and has discussed them with the Board several times over the past several years, and the Board has found no evidence of impropriety or “front running.”

While the Board’s perspective on these and other issues may diverge from TPG-Axon’s, the Company’s directors continue to value the input of its stockholders. As part of its continuing oversight duties, the independent members of the Board will consider the requests of TPG-Axon and Mount Kellett for the appointment of independent counsel and other investigative measures concerning the activities surrounding their allegations.

About SandRidge Energy:

SandRidge Energy, Inc. is an oil and natural gas company headquartered in Oklahoma City, Oklahoma with its principal focus on exploration and production. SandRidge and its subsidiaries also own and operate gas gathering and processing facilities and CO2 treating and transportation facilities and conduct marketing operations. In addition, Lariat Services, Inc., a wholly-owned subsidiary of SandRidge, owns and operates a drilling rig and related oil field services business. SandRidge focuses its exploration and production activities in the Mid-Continent, Permian Basin, Gulf of Mexico, West Texas Overthrust and Gulf Coast. SandRidge’s internet address is www.sandridgeenergy.com.

FORWARD-LOOKING STATEMENTS

This communication may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve risks and uncertainties that may individually or mutually impact the matters herein described for a variety of reasons that are outside the control of the Company. Actual results could differ materially from those discussed above. Important factors that could affect performance and cause results to differ materially from management’s expectations are described in the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Annual Report on Form 10-K for the year ended December 31, 2011, which was filed with the Securities and Exchange Commission (the “SEC”) on February 27, 2012, as updated on its Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2012, filed on November 9, 2012, and as may be further updated from time to time in the Company’s SEC filings, which are available through the web site maintained by the SEC at www.sec.gov. The Company’s forward-looking statements in this communication are based on management’s current views and assumptions regarding future events and speak only as of their dates. The Company undertakes no obligation to publicly update or revise any forward looking statements, whether as a result of new information, future events or otherwise, except as required by the federal securities laws.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

On January 18, 2013 the Company filed with the SEC a definitive consent revocation statement in connection with the consent solicitation by TPG-Axon Partners, LP, TPG-Axon Management LP, TPG-Axon Partners GP, L.P., TPG-Axon GP, LLC, TPG-Axon International, L.P., TPG-Axon International GP, LLC, Dinakar Singh LLC, Dinakar Singh, Stephen C. Beasley, Edward W. Moneypenny, Fredric G. Reynolds, Peter H. Rothschild, Alan J. Weber and Dan A. Westbrook (the “TPG-Axon Consent Solicitation”), and is mailing the definitive consent revocation statement and a form of WHITE consent revocation card to each stockholder of the Company entitled to execute, withhold or revoke consents relating to the TPG-Axon Consent Solicitation. STOCKHOLDERS OF THE COMPANY ARE URGED TO READ THE CONSENT REVOCATION STATEMENT, which is available now, AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders may obtain a free copy of the consent revocation statement and other documents (when available) filed with the SEC by the Company through the website maintained by the SEC at www.sec.gov.

CERTAIN INFORMATION REGARDING PARTICIPANTS

The Company and certain of its directors and executive officers are participants in the solicitation of consent revocations from the Company’s stockholders in connection with the TPG-Axon Consent Solicitation. Stockholders may obtain information regarding the names, affiliations and interests of the Company’s directors and executive officers in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011, which was filed with the SEC on February 27, 2012, its Quarterly Reports on Form 10-Q for the first three fiscal quarters of the fiscal year ending December 31, 2012, filed on May 7, 2012, August 6, 2012 and November 9, 2012, respectively, and its definitive consent revocation statement, which was filed with the SEC on January 18, 2013. These documents can be obtained free of charge through the website maintained by the SEC at www.sec.gov.

SandRidge Energy Contact:

Kevin R. White

Senior Vice President

SandRidge Energy, Inc.

123 Robert S. Kerr Avenue

Oklahoma City, OK 73102

+1 (405) 429-5515

On January 25, 2013, SandRidge Energy, Inc. posted additional references to the “Press Releases” section of www.supportsandridge.com as set forth below.

Press Releases

Date	Title	PDF
01/25/13	The Independent Members of the SandRidge Energy, Inc. Board of Directors Respond to Related Party Allegations

01/18/13	SandRidge Energy, Inc. Files Definitive Consent Revocation Materials and Sends Letter to Stockholders

12/03/12	SandRidge Energy, Inc. Sets Record Date for Proposed Consent Solicitation

11/08/12	SandRidge Energy, Inc. Responds to Shareholder Letter